Exhibit 11
                                                                  -------------
                                                                   (Page 1 of 2)

                 MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (In millions, except per share amounts)
                                   (unaudited)

                                               Three months        Nine months
                                                   ended              ended
                                               September 30,      September 30,
                                               -------------      -------------
                                               1996     1995      1996     1995
 Primary                                       ----     ----      ----     ----
 -------
 Net income (loss)...........................  $304    $(240)    $ 899     $264
                                               ====     ====      ====     ====
 Adjustment of shares outstanding:
   Weighted average shares of common stock
     outstanding.............................   685      680       688      680
   Shares of common stock issuable upon the
     assumed exercise of common stock
     equivalents.............................    42       55        57       55
   Shares of common stock assumed repurchased
     for treasury(a).........................   (36)     (47)      (50)     (49)
                                               ----     ----      ----     ----
   Adjusted shares of common stock and common
     stock equivalents for computation.......   691      688       695      686
                                               ====     ====      ====     ====
 Earnings (loss) per common and common
   equivalent shares.........................  $.44    $(.35)    $1.29     $.38
                                               ====     ====      ====     ====


 (a) At an average market price of $25.74 and $27.63 for the three and nine months ended September 30, 1996, respectively, and $23.63 and $21.35 for the three and nine months ended September 30, 1995, respectively.

                                                                     Exhibit 11
                                                                  -------------
                                                                   (Page 2 of 2)

                 MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (In millions, except per share amounts)
                                   (unaudited)

                                               Three months        Nine months
                                                  ended               ended
                                               September 30,      September 30,
                                               -------------      -------------
                                               1996     1995      1996     1995
 Assuming Full Dilution                        ----     ----      ----     ----
 ----------------------
 Net income (loss)...........................  $304    $(240)    $ 899     $264
                                               ====     ====      ====     ====
 Adjustment of shares outstanding:
   Weighted average shares of common stock
     outstanding.............................   685      680       688      679
   Shares of common stock issuable upon the
     assumed exercise of common stock
     equivalents.............................    42       56        57       55
   Shares of common stock assumed repurchased
     for treasury(b).........................   (36)     (43)      (50)     (40)
                                               ----     ----      ----     ----
   Adjusted shares of common stock and common
     stock equivalents for computation.......   691      693       695      694
                                               ====     ====      ====     ====
 Earnings (loss) per common and common
   equivalent shares.........................  $.44    $(.35)    $1.29     $.38
                                               ====     ====      ====     ====

 (b) The three and nine months ended September 30, 1996 average market prices of $25.74 and $27.63, respectively, were used as they are higher than the ending market price of $25.63. The September 30, 1995 ending market price of $26.06 was used as it is higher than the average market price of $23.63 and $21.35 for the three and nine months ended September 30, 1995, respectively.